Exhibit 10.3

LEASE CANCELLATION AGREEMENT

THIS LEASE CANCELLATION AGREEMENT (this “Agreement”) is made as of the 3rd day of March, 2017, by and between 320 W 37 LLC, having an office at c/o Sioni Group, 989 Sixth Avenue, 15th Floor, New York, New York 10018 (“Landlord”) and SNAP INTERACTIVE, INC., a Delaware corporation authorized to transact business in the State of New York having an address at 320 West 37th Street, New York, New York 10018 (“Tenant”).

W I T N E S S E T H :

WHEREAS, by Agreement of Lease dated as of February 4, 2015 (hereinafter the “Lease”), Landlord currently leases to Tenant and Tenant currently leases from Landlord the entire rentable portion of the thirteenth (13th) floor (the “Premises”) in the building commonly known as 320 West 37th Street, New York, New York (the “Building”) as more particularly described in the Lease; and

WHEREAS, Tenant desires to accelerate the expiration date of the Lease, and Landlord hereby agrees to same subject to the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Defined Terms; Recitals. All terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease. The recitals set forth hereinabove are expressly incorporated into the body of this Agreement by reference.

2.        Cancellation Date. The Lease is amended by changing the Expiration Date, as defined in Subsection A(vii) of Article 1 of the Lease, to May 31, 2017 (hereinafter called the “Cancellation Date”) with the same force and effect as if said date were the Expiration Date. Tenant hereby acknowledges and agrees that all of Tenant’s obligations under the Lease, including without limitation the obligation to pay Rent and Additional Rent, are hereby ratified and confirmed and shall continue to be and remain in full force and effect through and including the Cancellation Date.

3.       Surrender of Premises.

(a)       On the Cancellation Date, Tenant shall vacate the Premises and remove any and all belongings from the Premises in accordance with the terms of the Lease, including without limitation, furniture, fixtures, installations, equipment and other personal items, except for the FF&E (as defined herein), and to deliver the Premises to Landlord vacant and in broom clean condition, free of all liens and encumbrances.

(b)        Landlord and Tenant hereby agree that the furniture, fixtures and equipment described on the inventory annexed to this Agreement as Exhibit “A” (collectively, the “FF&E”), shall remain in the Premises as of the Cancellation Date and Tenant shall have no obligation to remove the FF&E from the Premises.

(c)       In the event Tenant fails to surrender and vacate the Premises and remove therefrom as of the Cancellation Date, Landlord shall be entitled to all of the rights and remedies available to Landlord pursuant to the Lease on account of a default thereunder and to a landlord generally against a tenant holding over after the expiration of the term. Tenant shall be liable to Landlord for all damages resulting from such holding over, including, without limitation, consequential damages. Tenant agrees to indemnify and hold Landlord harmless from and against any costs, losses, damages and expenses suffered or incurred by Landlord as a result of Tenant's holding over or continued occupancy of the Premises beyond the Cancellation Date.

4.       Cancellation of Lease; Mutual Releases.

(a)       Landlord and Tenant hereby agree that the Term of the Lease shall be cancelled on the Cancellation Date. From and after the Cancellation Date, and provided Tenant complies with all of the terms and conditions of this Agreement, as a result of such cancellation Tenant shall no longer have any rights (including the right of possession) in the Premises, and Landlord and Tenant shall be released of all obligations, covenants and agreements accruing under the Lease, however or whenever accruing. Landlord and Tenant each waive any right to any further payments, refunds or reimbursements to which they might be entitled pursuant to the Lease.

(b) Tenant, together with its predecessors, successors, partners, joint venturers, parents, subsidiaries, affiliates, related companies, assigns, and any person or entity acting for or on its behalf, including without limitation its past, present and future principals, representatives, directors, officers, agents, shareholders, employees, attorneys, and their respective heirs, executors, administrators, successors and assigns, for good and valuable consideration recited herein, the sufficiency of which is hereby acknowledged, hereby releases and forever discharges Landlord, its predecessors, successors, parents, subsidiaries, affiliates, related companies, assigns, and any person or entity acting for or on its behalf, including without limitation its past, present and future principals, representatives, directors, officers, agents, shareholders, employees, attorneys, and their respective heirs, executors, administrators, successors and assigns from any and all rights, interests, claims, demands, causes of action, indebtedness, damages, consequential damages, liabilities, and obligations of every kind and nature, in law or in equity, known and unknown, suspected and unsuspected, fixed or contingent, anywhere in the world, arising out of or related to events occurring through the Cancellation Date, including without limitation all matters relating to the Lease and the termination thereof. Tenant represents and warrants that there has been no assignment or other transfer of any interest in any such claims which it may have against Landlord.

(c)        Provided Tenant complies with the terms of this Agreement, Landlord, together with its predecessors, successors, partners, joint venturers, parents, subsidiaries, affiliates, related companies, assigns, and any person or entity acting for or on its behalf, including without limitation its past, present and future principals, representatives, directors, officers, agents, shareholders, employees, attorneys, and their respective heirs, executors, administrators, successors and assigns, for good and valuable consideration recited herein, the sufficiency of which is hereby acknowledged, hereby releases and forever discharges Tenant, and its respective predecessors, successors, parents, subsidiaries, affiliates, related companies, assigns, and any person or entity acting for or on its behalf, including without limitation its past, present and future principals, representatives, directors, officers, agents, shareholders, employees, attorneys, and their respective heirs, executors, administrators, successors and assigns from any and all rights, interests, claims, demands, causes of action, indebtedness, damages, consequential damages, liabilities, and obligations of every kind and nature, in law or in equity, known and unknown, suspected and unsuspected, fixed or contingent, anywhere in the world, arising out of or related to events occurring through the Cancellation Date, including without limitation all matters relating to the Lease and the termination thereof. Landlord represents and warrants that there has been no assignment or other transfer of any interest in any such claims which it may have against Tenant.

5.        Security Deposit; Cancellation Fee. As a material inducement for Landlord to enter into this Agreement, (a) as of the Cancellation Date, Tenant hereby waives any and all rights, title and interest in and to the return of the Security Deposit in the amount of $200,658.64 currently held by Landlord pursuant to Article 33 of the Lease, and Landlord shall be permitted to retain said Security Deposit; and (b) simultaneously with the execution of this Agreement, Tenant shall pay to Landlord a cancellation fee in the amount of $25,000.00.

6.       No Encumbrances. Tenant covenants and agrees on behalf of the corporate entity, its successors and assigns, that it has not done or suffered (and will not do or suffer) anything whereby the Lease has (or will) become encumbered, transferred, or sublet in any way whatsoever.

7. Broker. Tenant and Landlord each represents and warrants to the other party that it neither consulted nor negotiated with any broker or finder in connection with this Agreement. Tenant agrees to indemnify and hold Landlord harmless from any damages, costs and expenses suffered by Landlord by reason of Tenant’s breach of its foregoing representation and/or covenant. Landlord agrees to indemnify and hold Tenant harmless from any damages, costs and expenses suffered by Tenant by reason of Landlord’s breach of its foregoing representation and/or covenant.

8.        Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

9.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.        Remedies. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, the parties hereto shall waive the defense that there is an adequate remedy at law. The parties hereto acknowledge that the benefits to be obtained by the parties hereto are unique and cannot be readily obtainable on the open market. Without limiting any remedies any party may otherwise have, in the event any party refuses to perform its obligations under this Agreement, the other party shall have, in addition to any other remedy at law or in equity, the right to specific performance.

11.        Severability. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

12. Fees. Landlord and Tenant shall each be responsible to pay for their own legal fees with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder.

13.       Authority. Each party represents and warrants to the other that the person signing on its behalf is duly authorized to execute and deliver this Agreement and that no further consents or approvals, whether corporate or third party, are required in order to execute and deliver, and perform its covenants contained in, this Agreement.

14.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one agreement. Furthermore, this Agreement may be executed by a party's signature transmitted by facsimile or by electronic mail in pdf format (“pdf”), and copies of this Agreement executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals.

15.       Enforceability. This Agreement shall not be binding upon or enforceable against Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered to each other an executed counterpart of this Agreement.

[The remainder of this page is left intentionally blank. Signature page to follow.]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

Landlord

320 W 37 LLC

By:	/s/ Payman Yadidi
Name: Payman Yadidi Title: Partner

Tenant

SNAP INTERACTIVE, INC.

By:	/s/ Jason Katz
Name: Jason Katz Title: President

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